Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-228080 on Form S-8 and No. 333-234445 on Form F-3 of our report dated October 13, 2020 relating to the financial statements of Piedmont Lithium Limited appearing in this Annual Report on Form 20-F of Piedmont Lithium Limited for the year ended June 30, 2020.

/s/ Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU Perth, Australia
October 13, 2020